Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Purina
Mills, Inc. on Form S-4 of our report dated February 9, 1998
(March 16, 1998, as to Note 14), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings
"Summary Historical Financial Data", "Selected Historical
Consolidated Financial Data", and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
May 28, 1998